UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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YRC Worldwide Inc.

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PROXY STATEMENT SUPPLEMENT

May 23, 2019

This Proxy Statement Supplement (Supplement) provides updated information with respect to the YRC Worldwide Inc. 2019 Annual Meeting of Stockholders (Annual Meeting), to be held online via live audio webcast at 10:00 a.m., Central Time, on Wednesday, June 5, 2019, and at any reconvened meeting following any adjournment or postponement of the Annual Meeting.

On or about April 25, 2019, we mailed a proxy statement (Original Proxy Statement) to our stockholders describing the matters to be voted on at the Annual Meeting, including a proposal to approve the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan (2019 Incentive Plan). This Supplement is dated as of May 23, 2019 and amends and supplements information contained in the Original Proxy Statement. Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Original Proxy Statement remains accurate and should be considered in voting your Common Stock or Series A Preferred Stock.

This Supplement is being provided to you to revise certain provisions of the 2019 Incentive Plan and the disclosures relating to the description of the 2019 Incentive Plan. The amended and restated description of the 2019 Incentive Plan set forth under the caption “PROPOSAL 4: APPROVAL OF THE 2019 INCENTIVE PLAN” below contains those revisions, most notably the following:

•	A reduction of new shares requested under the 2019 Incentive Plan from 3,250,000 to 2,500,000;

•

A provision that shares withheld or surrendered for the payment of the exercise price or withholding taxes and shares repurchased by the Company using option exercise proceeds will not be available for new grants under the 2019 Incentive Plan;

•	The addition of “double-trigger” vesting of plan awards upon a change of control; and

•	The elimination of payment of dividends or dividend equivalents on unvested plan awards.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you wish to change your vote based on any of the information contained in this Supplement, you may change your vote or revoke your proxy in accordance with the instructions in the Original Proxy Statement. See “Questions and Answers—Can I change my vote after I have voted?” in the Original Proxy Statement.

PROPOSAL 4:

APPROVAL OF THE 2019 INCENTIVE PLAN

General

The YRC Worldwide Inc. 2019 Incentive and Equity Award Plan (2019 Incentive Plan) is intended to replace the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan (Amended 2011 Plan). If the 2019 Incentive Plan is approved by the Stockholders at the Annual Meeting, no new grants will be made under the Amended 2011 Plan.

On May 21, 2019, the Board, subject to Stockholder approval, (a) authorized the adoption of the 2019 Incentive Plan and (b) recommended that the 2019 Incentive Plan be approved by Stockholders. A copy of the 2019 Incentive Plan is attached hereto as Appendix I.

The Board believes that the success of the Company is largely dependent on its ability to attract and retain qualified employees, non-employee directors, consultants, and independent contractors, and that by offering them the opportunity to receive equity, the Company will enhance its ability to attract and retain such persons. Further, the Company believes in aligning the interests of such persons, including its executive officers, with those of its Stockholders. Accordingly, the Company is proposing that the Stockholders approve the 2019 Incentive Plan.

Highlights of the 2019 Incentive Plan

The following highlights key terms of the 2019 Incentive Plan:

•

If Stockholders approve the 2019 Incentive Plan, the number of shares of Company Common Stock (Shares) authorized for issuance under the 2019 Incentive Plan will be 2.5 million Shares, subject to adjustment in the event of any stock split or reverse stock split of the Common Stock. The Shares reserved for issuance under the 2019 Incentive Plan represent approximately 6.7 percent of the Company’s outstanding shares of Common Stock on a fully diluted basis as of April 11, 2019.

•

Shares withheld or surrendered for the payment of the exercise price or withholding taxes under Awards (defined below) and Shares repurchased by the Company using option exercise proceeds will not be available for new grants under the 2019 Incentive Plan. Shares that are not issued due to forfeiture, termination, or expiration—of awards under the 2019 Incentive Plan or the Amended and Restated 2011 Incentive and Equity Award Plan (2011 Plan)—will again be available for grant under the 2019 Incentive Plan.

•

Options and stock appreciation rights (SARs) will have an exercise price not less than 100% of the fair market value of the Common Stock on the date of grant or, for a tandem SAR, the date of grant of the underlying option (Date of Grant) and an exercise term not to exceed ten years.

•	Awards tied to performance goals are subject to a one-year minimum performance measurement period (prorated in the case of a newly-hired employee), except in the event of a change of control.

•

Except for adjustments in the event of a change in outstanding Common Stock, the Administrator (defined below) cannot, without Stockholder approval, reduce the exercise price of outstanding options and SARs, replace an outstanding option or SAR with a new option or SAR with a lower exercise price, or cancel an option or SAR in exchange for cash or another type of Award (other than in connection with a substitute award as defined in the 2019 Incentive Plan or a change of control of the Company).

•

In the event of a Change of Control (as defined in the 2019 Incentive Plan), unless otherwise provided in the applicable award agreement, Awards that are not assumed, converted, or replaced by the resulting entity shall fully accelerate upon the Change of Control, and Awards that are assumed, converted, or replaced by the resulting entity shall fully accelerate upon a Separation from Service (as defined in the 2019 Incentive Plan) initiated by the Company other than for Cause (as defined in the 2019 Incentive Plan), within 12 months after the Change of Control.

•	Dividends and dividend equivalents may not be paid on unvested Awards.

Description of the 2019 Incentive Plan

The following paragraphs provide a summary of the 2019 Incentive Plan. The following summary is qualified in its entirety by reference to the 2019 Incentive Plan, a copy of which is attached hereto as Appendix I. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the 2019 Incentive Plan.

Awards. The 2019 Incentive Plan permits the grant of options, SARs, restricted stock, restricted stock units (RSUs), performance awards, dividend and dividend equivalent payments with respect to Shares covered by Awards, and other stock-based awards (each, an Award) to certain Eligible Persons (defined below).

Eligibility. Employees, non-employee directors, consultants, and independent contractors of the Company (Eligible Persons) designated by the Administrator (defined below) are eligible to receive grants of Awards under the 2019 Incentive Plan. The number of participants eligible to participate in the 2019 Incentive Plan as of the date of the Original Proxy Statement was 167 employees (including 12 senior executives and 155 other employees) and the 9 current non-employee directors. The number of consultants and independent contractors eligible to participate in the 2019 Incentive Plan is not determinable, but we currently expect the number to be at or around zero.

Administration. Except with respect to Awards granted to non-employee directors, the 2019 Incentive Plan is administered by the Compensation Committee, unless the Board appoints another committee or person(s) for that purpose. With respect to Awards granted to non-employee directors, the Board administers the 2019 Incentive Plan (along with the Compensation Committee, as applicable, Administrator), unless the Board determines otherwise. The Administrator has authority and discretion to determine the Eligible Persons to whom Awards are granted (Participants) and, subject to the provisions of the 2019 Incentive Plan, the terms of all Awards under the 2019 Incentive Plan. Pursuant to the charter of the Compensation Committee, the independent members of the Board approve Awards to the Chief Executive Officer. Subject to the provisions of the 2019 Incentive Plan, the Administrator has authority to interpret the 2019 Incentive Plan and agreements under the 2019 Incentive Plan and to make all other determinations relating to the administration of the 2019 Incentive Plan.

Stock Subject to the 2019 Incentive Plan. If the 2019 Incentive Plan is approved by Stockholders, the maximum number of Shares that may be issued under the 2019 Incentive Plan will be 2.5 million Shares, subject to adjustment in the event of any stock split or reverse stock split of the Common Stock. The Shares reserved for issuance under the 2019 Incentive Plan represent approximately 6.7 percent of the Company’s outstanding shares of Common Stock on a fully diluted basis as of April 11, 2019. The number of Shares delivered to or withheld by the Company as payment for the exercise price of, or in satisfaction of withholding taxes arising from, options or other Awards granted under the 2019 Incentive Plan will not be made available for new grants under the 2019 Incentive Plan. The full amount of stock-settled awards will be counted against the share pool. If any shares of restricted stock are forfeited, or if any Award terminates or expires—under the 2019 Incentive Plan or the 2011 Plan—such Shares will again be available for the grant of additional Awards. Substitute awards do not count against the number of Shares that may be issued under the 2019 Incentive Plan. The maximum number of options or SARs that may be granted to an Eligible Person under the 2019 Incentive Plan during any calendar year is 625,000. The closing price of the Common Stock as of April 11, 2019 was $8.40 per share.

Options. The 2019 Incentive Plan authorizes the grant of nonqualified stock options and incentive stock options. Incentive stock options are “incentive stock options” within the meaning of Section 422 of the Tax

Code. Nonqualified stock options are stock options that are not incentive stock options. The exercise of an option permits the Participant to purchase Shares from the Company at a specified exercise price per Share. The maximum number of Shares issuable upon the exercise of incentive stock options is 1.5 million Shares. Options granted under the 2019 Incentive Plan are exercisable upon the terms and conditions as the Administrator will determine, subject to the terms of the 2019 Incentive Plan. The per Share exercise price of all options granted under the 2019 Incentive Plan may not be less than the fair market value of a Share on the Date of Grant. The 2019 Incentive Plan provides that the term during which options may be exercised is determined by the Administrator, except that no option may be exercised more than ten years after its Date of Grant.

SARs. The 2019 Incentive Plan authorizes the Administrator to grant SARs that are either related or unrelated to an option granted under the 2019 Incentive Plan. A SAR entitles the Participant upon exercise to receive without cash payment to the Company, Shares, or a combination of cash and Shares, having a value equal to the appreciation in the fair market value of the Shares covered by the SAR from the Date of Grant of the SAR (or, if the SAR relates to an option, the Date of Grant of the related option). The period during which a SAR may be exercised is determined by the Administrator, except that a SAR may not be exercised after the earlier of ten years after its Date of Grant or the expiration of the option to which it relates.

Restricted Stock Awards. The 2019 Incentive Plan authorizes the Administrator to grant restricted stock awards. Shares covered by a restricted stock award are restricted against transfer and subject to forfeiture and any other terms and conditions as the Administrator determines, subject to the terms of the 2019 Incentive Plan. These terms and conditions may provide, in the discretion of the Administrator, for the vesting of awards of restricted stock to be contingent upon the achievement of one or more performance goals, as described below.

RSUs. RSU awards granted under the 2019 Incentive Plan are contingent awards of Common Stock (or the cash equivalent thereof). Unlike in the case of awards of restricted stock, Shares are not issued immediately upon the award of RSUs, but instead Shares are issued upon the satisfaction of the terms and conditions as the Administrator may specify, subject to the terms of the 2019 Incentive Plan, including the achievement of performance goals.

Performance Awards. The 2019 Incentive Plan authorizes the grant of performance awards. Performance awards provide for payments of cash, or the issuance of Shares, options, or SARs, or a combination thereof, contingent upon the attainment of one or more performance goals (described below) that the Administrator establishes. The minimum period with respect to which performance goals are measured is one year (pro-rated in the case of a newly hired employee), except in the event of a change of control. For purposes of the limit on the number of Shares with respect to which a Participant may be granted Awards during any calendar year, a performance award is deemed to cover the number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award.

Dividends and Dividend Equivalents. . If specified in the applicable award agreement, a Participant may be eligible to receive dividends or dividend equivalents with respect to the Shares covered by an Award. Dividends and dividend equivalents under the 2019 Incentive Plan may be settled in cash or Shares and will be subject to such other terms as determined by the Administrator; provided, however, that in no event will dividends or dividend equivalents be paid with respect to unvested Awards.

Other Stock-Based Awards. The 2019 Incentive Plan authorizes the grant of stock-based awards other than those described herein. These Awards are referred to in the 2019 Incentive Plan as “other stock-based awards” and have the terms and conditions as the Administrator may determine, subject to the terms of the 2019 Incentive Plan. The terms and conditions may provide for the grant, payment, or vesting of the other stock-based award to be conditioned upon the achievement of one or more performance goals.

Capital Adjustments. Upon a change in the outstanding Common Stock by reason of a stock dividend, stock split, or reverse stock split (capital stock change), unless otherwise determined by the Administrator on or prior to the date of the capital stock change, each of the following will, automatically and without need for Administrator action, be proportionately adjusted:

•	the number of Shares subject to outstanding Awards;

•	the per Share exercise price of options and the per Share base price upon which payments under SARs that are not related to options are determined;

•	the aggregate number of Shares as to which Awards thereafter may be granted under the 2019 Incentive Plan; and

•	the maximum number of Shares with respect to which an employee may be granted Awards during any calendar year.

If the outstanding Common Stock changes as a result of a capital stock change, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation or liquidation, the Administrator will, as it deems equitable in its discretion, substitute or adjust:

•	the number and class of securities subject to outstanding Awards;

•	the type of consideration to be received upon exercise or vesting of an Award;

•	the exercise price of options and base price upon which payments under SARs that are not related to options are determined;

•	the aggregate number and class of securities for which Awards may be granted under the 2019 Incentive Plan; or

•	the maximum number of securities with respect to which an employee may be granted Awards during any calendar year.

In the event of a merger or consolidation to which the Company is a party, the Administrator will take any action it deems necessary to prevent the enlargement or diminishment of Participants’ rights under the 2019 Incentive Plan and outstanding Awards and may cause any Award granted under the 2019 Incentive Plan to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as determined by the Administrator in its discretion.

Change of Control. Upon a Change of Control, unless provided otherwise in the applicable award agreement: (a) Awards that are not assumed, converted, or replaced by the resulting entity will fully accelerate upon the Change of Control; and (b) Awards that are assumed, converted, or replaced by the resulting entity will fully accelerate upon a Separation from Service initiated by the Company other than for Cause, which may include a Separation from Service for “good reason” if provided in the applicable award agreement, within 12 months after the Change of Control. For performance awards, full acceleration under either (a) or (b) means vesting at assumed achievement at the “target” level.

Exercise of Options or SARs. An option or SAR may be exercised by a Participant delivering to the Company a notice of exercise and, in the case of options, full payment for the Shares with respect to which the option is exercised. To the extent authorized by the Administrator or provided for in the award agreement, payment may be made (a) by delivery of unencumbered Shares valued at fair market value on the date of exercise, (b) pursuant to the broker-assisted cashless exercise, or (c) by the Company withholding Shares that would otherwise be issued in connection with the exercise of the option (net exercise).

No Loans. The 2019 Incentive Plan expressly prohibits Company loans to the Company’s executive officers and directors, including a loan in conjunction with the exercise of an option or SAR.

Transferability. Awards granted under the 2019 Incentive Plan may not be transferred, assigned, alienated, or encumbered, except as otherwise provided in the agreement relating to an Award to (a) a Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents, or siblings; (b) to a trust for the benefit of one or more of the Participant or the persons referred to in (a); (c) to a partnership, limited liability company, or corporation in which the Participant or the persons referred to in (a) are the only partners, members, or stockholders; or (d) for charitable donations.

Termination and Amendment. The Board may amend or terminate the 2019 Incentive Plan at any time. However, after the 2019 Incentive Plan has been approved by the Stockholders of the Company, the Board may not amend or terminate the 2019 Incentive Plan without the approval of (a) the Company’s Stockholders (i) if the amendment relates to the re-pricing of options and SARs or (ii) if Stockholder approval of the amendment is required by applicable law, rules, or regulations, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Modification of Awards; No Re-pricing. The Administrator may modify the terms of outstanding Awards. However, except to reflect capital stock changes, neither options nor SARs may be (a) modified to reduce their exercise prices, (b) canceled or surrendered in consideration for the grant of new options or SARs with a lower exercise price, or (c) canceled or surrendered in exchange for cash or another Award (other than in connection with a substitute award or a change of control).

Substitution of Awards. Awards may, in the Administrator’s discretion, be granted in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its affiliates. Substitute awards do not count against (a) the Shares subject to issuance under the 2019 Incentive Plan or (b) the limit on Shares that may be granted to an Eligible Person in a calendar year.

Withholding. The Company has tax withholding obligations on the amount of income recognized by a Participant with respect to an Award. Withholding requirements may be satisfied, as determined by the Administrator, by (a) tender of a cash payment to the Company, (b) withholding of Shares otherwise issuable pursuant to an Award, or (c) delivery to the Company by the Participant of unencumbered Shares.

Term of the 2019 Incentive Plan. Unless sooner terminated by the Board, the 2019 Incentive Plan will terminate on May 21, 2029. Once the 2019 Incentive Plan is terminated, no further Awards may be granted or awarded under the 2019 Incentive Plan. Termination of the 2019 Incentive Plan will not affect the validity of any Awards outstanding on the date of termination.

Clawback. Awards granted under the 2019 Incentive Plan are subject to cancelation, forfeiture, and recovery in accordance with the Company’s executive compensation recovery policy, or any other compensation recovery policy that may be adopted by the Company after the date of the 2019 Incentive Plan.

New Plan Benefits

If Stockholders vote for this Proposal 4 and approve the 2019 Incentive Plan, there will be 2.5 million Shares available for awards under the plan. The benefits to be received by Participants in the normal course under the 2019 Incentive Plan cannot be determined at this time because awards under the plan are granted at the discretion of the Compensation Committee (and the Board with respect to non-employee directors and the outside members of the Board with respect to the CEO). However, on February 11, 2019, the Board approved a grant of restricted stock to the CEO and the Compensation Committee approved grants of restricted stock to other officers and employees of the Company that are contingent on approval of the 2019 Incentive Plan by the Stockholders. As a result, if Stockholders vote for this Proposal 4 and approve the 2019 Incentive Plan, we anticipate receipt of the following:

YRC Worldwide Inc. 2019 Incentive and Equity Award Plan
Name and Position	Dollar Value ($)(1)	Number of Restricted Shares (#)
Darren D. Hawkins Chief Executive Officer	1,367,575	201,114
Stephanie D. Fisher Chief Financial Officer	673,268	99,010
Justin M. Hall(2) Chief Customer Officer	690,098	101,485
Thomas J. O’Connor President, YRC Freight	841,582	123,762
Scott D. Ware President, USF Holland and Chief Network Officer, YRC Worldwide	841,582	123,762
James L. Welch Former Chief Executive Officer	0	0
Executive Group	8,276,974	1,217,202
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	3,701,349	544,316

(1)	The value of the restricted stock awards is based on the closing market price of our Common Stock on the grant date ($6.80 per Share).
(2)

As announced, Mr. Hall will leave the Company on June 3, 2019. As a result, none of the 101,485 restricted shares granted on February 11, 2019 to Mr. Hall will vest and such shares will be available for future grants under the 2019 Incentive Plan.

The above grants will vest as follows: for all award recipients other than Mr. Hawkins, 33.3% of the Shares of restricted stock will vest on the 30th day of the period when the volume-weighted average trading price of the Common Stock over the 30-day period is equal to or greater than $11.75 per Share, provided that such period occurs on or before December 31, 2020 (Stock Price Goal). If the Stock Price Goal is not achieved, all Shares will be forfeited on January 1, 2021, unless there is a “change of control” (as defined in the 2019 Incentive Plan) of the Company on or before December 31, 2020, in which case the Shares are eligible to vest until one day after the 12-month anniversary of the change of control. For all award recipients other than Mr. Hawkins, the remaining 66.7% of the Shares of restricted stock will vest on the 12-month anniversary of the date the Stock Price Goal is achieved, provided the award recipient remains employed by the Company or an affiliate until vesting (Service Goal). For Mr. Hawkins, 100% of the Shares of restricted stock will vest when both the Stock Price Goal and the Service Goal are achieved.

Notwithstanding the foregoing, the grants will vest in full if (a) the award recipient dies or becomes “permanently and totally disabled” while employed by the Company or an affiliate before the Stock Price Goal or Service Goal is achieved, or (b) within 12 months following a change of control, the award recipient incurs a

Qualifying Termination. A “Qualifying Termination” occurs if the award recipient’s employment is terminated (i) by the Company or an affiliate without “cause” (as defined in the 2019 Incentive Plan) or (ii) by the award recipient for “good reason” (as defined in the 2019 Incentive Plan). If the award recipient’s employment is terminated for any other reason before the Stock Price Goal is achieved, all Shares of restricted stock will be forfeited, unless the Company exercises its discretion to vest all or a portion of the Shares. If the award recipient has a Qualifying Termination after the Stock Price Goal is achieved but before the Service Goal is achieved, the remaining 66.7% (or, for Mr. Hawkins, 100%) of the Shares will vest on a pro-rata basis depending on the number of days the award recipient was employed after the Stock Price Goal was achieved.

Any additional benefits and amounts that will be received or allocated under the 2019 Incentive Plan apart from these grants are not determinable at this time. As of April 11, 2019, the closing price of a Share of our Common Stock was $8.40.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the 2019 Incentive Plan. State, local, and foreign tax consequences may differ.

Incentive Stock Options. A Participant who is granted an incentive stock option will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the Shares on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a Participant is terminated before exercising an incentive stock option and does not exercise the option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of the incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition equal to the lesser of (a) the excess of the fair market value of the Shares at exercise over the aggregate exercise price or (b) the excess of the aggregate sale price over the aggregate exercise price. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, SARs, RSUs, and Performance Awards. A Participant generally is not required to recognize income on the grant of a nonqualified stock option, SAR, RSU, or performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised, or in the case of a RSU or performance award, on the date of payment of the Award in cash and/or Shares. In general, the amount of ordinary income required to be recognized is: (a) in the case of a nonqualified stock option, an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price; (b) in the case of a SAR, RSU, or performance award, the amount of cash or the fair market value of any Shares received.

Restricted Stock. Shares of restricted stock awarded under the 2019 Incentive Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a Participant who is granted Shares of restricted stock makes an election under Section 83(b) of the Tax Code as described below, the Participant is not required to recognize ordinary income upon the grant of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of restricted stock on that date over the amount, if any, paid for these shares. If a Participant makes a Section 83(b) election, he will recognize ordinary income on the date the shares of restricted stock are awarded equal to the fair market value of the shares on the date of award minus the amount, if any, paid for the shares. In that case, the Participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Other Stock-Based Awards. The tax consequences of a grant of another stock-based award will depend on the nature of the Award. A Participant who purchases Shares pursuant to an Award must include in ordinary income the difference, if any, between the amount paid for the Shares and the fair market value of the Shares on the date of purchase. If Shares are issued outright pursuant to an Award, the Participant must recognize ordinary income equal to the fair market value of the Shares on the date of issuance.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of Shares granted or awarded under the 2019 Incentive Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares of acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon the disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of any other Award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the Participant. Under Section 162(m) of the Tax Code, however, the Company is generally not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” (including our NEOs) each year. Under the Tax Cuts and Jobs Act, there generally is no longer an exclusion for performance-based compensation, whether pursuant to a plan such as the 2019 Incentive Plan or otherwise.

Compliance with Section 409A of the Tax Code. The 2019 Incentive Plan and each Award under the 2019 Incentive Plan is intended to meet the requirements of Section 409A of the Tax Code and will be construed and interpreted in accordance with such intent. Section 409A generally provides that if a deferred compensation plan or arrangement does not comply with the requirements of Sections 409A relating to distributions of benefits, prohibitions on acceleration of payment, and timing of deferral elections, then the compensation payable under such plan or arrangement will be included in gross income in the first taxable year of the recipient in which the compensation is not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may also result in an additional 20% tax to the recipient of the Award and interest on underpayment of tax at a higher than normal rate. To the extent that an Award is subject to Section 409A of the Tax Code, the Company will endeavor to meet the requirements of Section 409A of the Tax Code, so that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Tax Code.

Required Vote

Proposal 4 requires approval of a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

Appendix I

YRC WORLDWIDE INC.

2019 INCENTIVE AND EQUITY AWARD PLAN

1.    Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1    “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly.

1.2    “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Agreement.

1.3    “Automatic Adjustment Event” means a change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or any other similar transaction.

1.4    “Award” means a grant of:

(a)    an Option;

(b)    a SAR;

(c)    Restricted Stock;

(d)    a Restricted Stock Unit;

(e)    a Performance Award; or

(f)    an Other Stock-Based Award.

1.5    “Board” means the Board of Directors of the Company.

1.6    “Cause” shall be defined as that term is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company and unless otherwise provided in the applicable Agreement: (a) the commission of any act by the Participant constituting financial dishonesty against the Company or an Affiliate; (b) the Participant’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality, or harassment that would (i) adversely affect the business or the reputation of the Company or an Affiliate with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (ii) expose the Company or an Affiliate to a risk of civil or criminal legal damages, liabilities, or penalties; (c) the repeated failure by the Participant to follow the directives of the chief executive officer of the Company or an Affiliate or the Board or Board of Directors of an Affiliate; or (d) any material misconduct, violation of Company or Affiliate policy, or willful and deliberate non-performance of duty by the Participant in connection with the business affairs of the Company or an Affiliate. A Separation from Service for Cause shall be deemed to include a determination by the Company after the Participant’s Separation from Service that circumstances existing before the Separation from Service would have entitled the Company or an Affiliate to have terminated the Participant’s service for Cause. All rights a Participant has or may have under this Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

1.7    “Change of Control” means the occurrence of any one of the following transactions:

(a)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company (“Excluded Persons”)) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding an acquisition pursuant to a Business Transaction (as defined below) that does not constitute a “Change of Control” thereunder;

(b)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)    a merger or consolidation of the Company or any direct or indirect subsidiary of the Company (a “Business Transaction”) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or its successor (or the ultimate parent company of the Company or its successor) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than Excluded Persons) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change of Control of the Company; or

(d)    a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or to an entity controlled by such person or persons).

Notwithstanding the foregoing, a Change of Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder.”

1.8    “Code” means the Internal Revenue Code of 1986, as amended.

1.9    “Committee” means the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director and (b) an “independent director” under the rules of the principal securities market on which the Company’s Shares are traded. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee. In its sole discretion, the Committee may delegate to a committee, a subcommittee or one or more persons the authority to grant or amend Awards to Participants other than Awards to senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”). The Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any regulations or rules issued thereunder, are required to be determined in the sole discretion of independent outside directors. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of this Plan with respect to Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board unless the Board determines otherwise.

1.10    “Common Stock” means the Company’s common stock, par value $0.01 per share.

1.11    “Company” means YRC Worldwide Inc. and any successor thereto.

1.12    “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option or SAR in accordance with the terms of Section 8.

1.13    “Date of Grant” means the date on which an Award is granted under this Plan.

1.14    “Eligible Person” means any person who is:

(a)    an Employee;

(b)    hired to be an Employee;

(c)    a Non-Employee Director; or

(d)    a consultant or independent contractor to the Company or an Affiliate provided, however, that a consultant or independent contractor may become a Participant in this Plan only if the consultant or independent contractor: (i) is a natural person; (ii) provides bona fide services to the Company; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.

1.15    “Employee” means any person that the Committee determines to be an employee of the Company or an Affiliate.

1.16    “Exercise Price” means the price per Share at which an Option may be exercised.

1.17    “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.18    “Incentive Stock Option” means an Option granted under this Plan that the Committee designates as an incentive stock option under Section 422 of the Code.

1.19    “Non-Employee Director” means any member of the Company’s or an Affiliate’s Board of Directors who is not an Employee.

1.20    “Nonqualified Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

1.21    “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

1.22    “Option Period” means the period during which an Option may be exercised.

1.23    “Other Stock-Based Award” means an Other Stock-Based Award as defined in Section 13.

1.24    “Participant” means an Eligible Person who has been granted an Award hereunder.

1.25    “Performance Award” means a performance award granted under this Plan in accordance with the terms of Section 11.

1.26    “Performance Goals” means performance-based goals established by the Committee.

1.27    “Performance Period” means the fiscal year of the Company or other period designated by the Committee with respect to which the Performance Goals will be measured.

1.28    “Plan” means this YRC Worldwide Inc. 2019 Incentive and Equity Award Plan, as amended from time to time.

1.29    “Prior Plan” means the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan.

1.30    “Related Option” means an Option in connection with which, or by amendment to which, a SAR is granted.

1.31    “Related SAR” means a SAR granted in connection with, or by amendment to, an Option.

1.32    “Restricted Stock” means Shares granted under this Plan pursuant to the provisions of Section 9.

1.33    “Restricted Stock Units” means an award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to the provisions of Section 10.

1.34    “SAR” means a stock appreciation right granted under this Plan in accordance with the terms of Section 7.

1.35    “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.36    “Separation from Service” means the termination of the applicable Participant’s employment with, and performance of services for, the Company and each Affiliate. Unless otherwise determined by the Company, if a Participant’s employment or service with the Company or an Affiliate terminates but the Participant continues to provide services in another capacity to the Company or an Affiliate (e.g., as a non-employee director, employee, officer, or consultant), such change in status shall not be deemed a Separation from Service. Approved temporary absences from employment because of illness, vacations or leaves of absence, and transfers among the Company and its Affiliates shall not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A of the Code, “Separation from Service” shall mean a “separation from service” as defined under Section 409A of the Code.

1.37    “Share” means a share of Common Stock.

1.38    “Substitute Award” means an Award granted under this Plan pursuant to the provisions of Section 17.2.

1.39    “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.40    “Construction”. Unless the context expressly requires the contrary, references in this Plan to (a) the term “Section” refers to the sections of this Plan, and (b) the word “including” means “including without limitation.”

2.    Purpose. This Plan is effective May 21, 2019 (the “Effective Date”) subject to the approval of the Company’s stockholders at the Company’s stockholder meeting occurring in 2019. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to align interests with those of the stockholders of the Company and its Affiliates.

3.    Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, and any Performance Goals applicable to Awards. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of this Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4.    Eligibility. Awards may be granted only to Eligible Persons.

5.    Stock Subject to Plan.

5.1    Number of Shares. Subject to adjustment as provided in Section 5.3 and Section 14, the maximum number of Shares that may be issued under this Plan is 2,500,000 Shares, provided that Substitute Awards shall not be counted against the maximum number of Shares. Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 1,500,000. Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions or otherwise.

5.2    Maximum Grant. The maximum number of Options or SARs which may be granted to an Eligible Person during any calendar year is 625,000.

5.3    Adjustments to Number of Shares. Any Shares subject to an Award that expires or is canceled, forfeited, or terminated prior to being vested or exercised shall again be available for issuance under this Plan. In addition, any Shares subject to an award under the Prior Plan that, following the Effective Date, expires or is canceled, forfeited, or terminated prior to being vested or exercised shall again be available for issuance under this Plan. Notwithstanding anything to the contrary contained herein: Shares subject to an Award under this Plan shall not again be made available for issuance or delivery under this Plan if such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company or an Affiliate to satisfy any tax withholding obligation, (c) Shares repurchased by the Company using Option exercise proceeds, or (d) Shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award.

6.    Options.

6.1    Types of Option Grants. Options granted under this Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as the Committee designates; provided, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonqualified Stock Option or an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2    Exercise Price. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Stockholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3    Option Exercise Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement; provided, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

7.    SARs.

7.1    Terms and Conditions of SAR. A SAR granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award.

7.2    Grant of SAR. A SAR may be granted under this Plan:

(a)    in connection with, and at the same time as, the grant of an Option under this Plan;

(b)    by amendment of an outstanding Option granted under this Plan; or

(c)    independently of any Option granted under this Plan.

A SAR described in clause (a) or (b) of the preceding sentence is a Related SAR. A Related SAR may, in the Committee’s discretion, apply to all or any portion of the Shares subject to the Related Option.

7.3    Exercise of SAR. A SAR may be exercised in whole or in part as provided in the applicable Agreement. Subject to the terms of the Agreement, a SAR entitles a Participant to receive, upon exercise and without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having an aggregate Fair Market Value as of the Date of Exercise not to exceed the number of Shares subject to the portion of the SAR exercised multiplied by an amount equal to the excess of:

(a)    the Fair Market Value on the Date of Exercise of the SAR; over

(b)    either (i) the Fair Market Value on the Date of Grant (or such amount in excess of the Fair Market Value as the Committee may specify) of the SAR if it is not a Related SAR, or (ii) the Exercise Price as provided in the Related Option if the SAR is a Related SAR.

7.4    SAR Exercise Period. The Committee shall determine the period during which a SAR may be exercised, which period shall be specifically set forth in the Agreement; provided, that:

(a)    a SAR will expire no later than the earlier of (i) ten years from the Date of Grant, or (ii) in the case of a Related SAR, the expiration of the Related Option; and

(b)    a Related SAR that is related to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.5    Share Adjustment with Related SAR or Related Option. The exercise, in whole or in part, of a Related SAR shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related SAR is exercised. The exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related SAR equal to the number of Shares with respect to which the Related Option is exercised.

8.    Exercise of Options and SARs. An Option or SAR may be exercised, in whole or in part and subject to the terms of the applicable Agreement evidencing the Award, by the Participant’s delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by:

8.1    the Participant’s full payment for the Shares with respect to which the Option is exercised; or

8.2    to the extent provided in the applicable Agreement or otherwise authorized by the Committee;

(a)    payment may be affected by irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option (a broker-assisted cashless exercise);

(b)    payment may be made by delivery (including constructive delivery) of unencumbered Shares (provided that if the Shares were acquired pursuant to another option or other award granted under this Plan or under any other compensation plan maintained by the Company or any Affiliate, the Shares shall have been held for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise; or

(c)    payment may be made by the Company withholding Shares that would otherwise be issued in connection with the exercise of the Option.

9.    Restricted Stock Awards. Each grant of Restricted Stock under this Plan shall be subject to an Agreement, stock certificate transfer legend, or stop transfer instructions to the Company’s stock transfer agent, specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions to be accelerated or contingent upon the achievement of one or more specified Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change of Control.

10.    Restricted Stock Unit Awards. Each grant of Restricted Stock Units under this Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares to a Participant at such time(s) as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change of Control.

11.    Performance Awards. Each Performance Award granted under this Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares or Awards contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change of Control, and (b) contains such other terms and conditions as the Committee may specify. For purposes of Section 5.2, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award.

12.    Dividends and Dividend Equivalents. If specified in the applicable Agreement, a Participant may be eligible to receive dividends or dividend equivalents with respect to the Shares covered by an Award. Dividends and dividend equivalents under this Plan may be settled in cash or Shares and shall be subject to such other terms as determined by the Committee; provided, however, that in no event will dividends or dividend equivalents be paid with respect to unvested Awards.

13.    Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in this Plan, including the offer for sale, or the outright grant, of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting of the Other Stock-Based Award upon the achievement of one or more Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change of Control.

14.    Capital Events; Adjustments; Change of Control.

14.1    Automatic Adjustments. Unless otherwise determined by the Committee on or prior to the date of an Automatic Adjustment Event, upon the occurrence of an Automatic Adjustment Event, each of the following shall, automatically and without need for Committee action, be proportionately adjusted:

(a)    the number of Shares subject to outstanding Awards;

(b)    the per Share Exercise Price of Options and the per Share base price upon which payments under SARs that are not Related SARs are determined;

(c)    the aggregate number Shares as to which Awards thereafter may be granted under this Plan; and

(d)    the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.

14.2    Discretionary Adjustments. Subject to Section 14.1, in the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall, as it deems equitable in its discretion, provide for a substitution for or adjustment in:

(a)    the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards;

(b)    the Exercise Price of Options and the base price upon which payments under SARs that are not Related SARs are determined;

(c)    the aggregate number and class of securities for which Awards thereafter may be granted under this Plan; and

(d)    the maximum number of securities with respect to which an Employee may be granted Awards during any calendar year.

Any provision of this Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under this Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as the Committee determines in its discretion.

14.3    Change of Control. Unless provided otherwise in the applicable Agreement, for any Awards outstanding as of a Change of Control, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted, or replaced by the resulting entity in the Change of Control.

(a)    To the extent such Awards are not assumed, converted, or replaced by the resulting entity in the Change of Control, then upon the Change of Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than Performance Awards, shall lapse and become vested and nonforfeitable, and for any outstanding Performance Awards, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change of Control based upon an assumed achievement of all relevant performance goals at the “target” level.

(b)    To the extent such Awards are assumed, converted, or replaced by the resulting entity in the Change of Control, if, within twelve months after the Change of Control, the Participant incurs a Separation from Service initiated by the Company other than for Cause (which may include a Separation from Service initiated by the Participant for “good reason” if provided in the applicable Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than Performance Awards, shall lapse and become vested and nonforfeitable, and for any outstanding Performance Awards, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon an assumed achievement of all relevant performance goals at the “target” level.

15.    Deferrals. Subject to Section 23.8, the Committee may permit or require a Participant to defer the Participant’s receipt of Shares or cash that would otherwise be due to the Participant pursuant to the terms of an Award upon such terms and conditions as the Committee may establish.

16.    Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, that after the stockholders of the Company have approved this Plan, the Board shall not amend or terminate this Plan without approval of (a) the Company’s stockholders to the extent (i) the amendment relates to clause (b) of Section 17.1 or (ii) applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

17.    Modification, Substitution of Awards.

17.1    Modification of Awards; No Reduction in Exercise Price. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair, or materially and adversely impair, any of the Participant’s rights or obligations under the Award, and (b) subject to Section 14, in no event may (i) an Option be modified to reduce the Exercise Price of the Option, (ii) a SAR be modified to reduce the applicable Exercise Price (in the case of a Related SAR) or base price (in the case of other SARs), (iii) an Option or SAR be cancelled or surrendered in consideration for the grant of a new Option or SAR with a lower Exercise Price or base price, or (iv) an Option or SAR be cancelled or surrendered in exchange for cash or another Award (other than in connection with a Substitute Award or a Change of Control of the Company).

17.2    Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the Substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2. Further, any shares available under a stockholder approved plan of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates, may be used for Awards under this Plan and shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2, except to the extent required by the rules of the principal securities market on which the Company’s shares are traded.

18.    Foreign Employees. Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.

19.    Stockholder Approval. This Plan and any amendments to this Plan requiring stockholder approval pursuant to Section 16 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

20.    Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements. In accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means:

20.1    tendering a cash payment;

20.2    authorizing the Company to withhold Shares otherwise issuable to the Participant; or

20.3    delivering to the Company already-owned and unencumbered Shares.

21.    No Loans. Notwithstanding any other provision of this Plan to the contrary, no loans will be permitted by the Company to the Company’s designated executive officers or directors, including without limitation a loan in conjunction with the exercise of an Option or SAR.

22.    Term of Plan. Unless the Board terminates this Plan pursuant to Section 16 on an earlier date, this Plan shall terminate on the date that is ten years after the Effective Date, and no Awards may be granted after such termination date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

23.    General Provisions.

23.1    No Legal or Equitable Rights Conferred. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

23.2    Power of Company to Issue Awards or Adopt Other Plans. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

23.3    Non-Transferability of Awards. The interests of any Eligible Person under this Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Agreement to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders or (d) for charitable donations.

23.4    Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles.

23.5    Award Restrictions. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

23.6    Regulatory Approvals and Compliance with Securities Laws. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

23.7    Non-certificated Award; No Fractional Shares. To the extent that this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.8    Section 409A of the Code. Awards shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan and each Agreement under this Plan is intended to meet the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, settlement or deferral thereof, is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A of the Code. Moreover, notwithstanding anything in this Plan to the contrary, if a Participant is determined to be a “specified employee” (as defined in Section 409A of the Code) for the year in which the Participant terminates employment, any payment due under this Plan or an Agreement that is not permitted to be paid on the date of such termination without the imposition of additional taxes, interest and penalties under Section 409A of the Code shall be paid on the first business day following the six-month anniversary of the Participant’s date of termination or, if earlier, the Participant’s death.

23.9    Clawback. Notwithstanding any provision in this Plan to the contrary, Awards granted under this Plan shall be subject to cancellation, forfeiture and recovery in accordance with the YRC Worldwide Executive Compensation Recovery Policy, as the same may be amended from time to time, or any other compensation recovery policy that may be adopted by the Company after the date hereof, including any compensation recovery policy adopted pursuant to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.